CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                   June 30,       December 31,
                                                     1995            1994
                                                   ---------       ---------
ASSETS                                                  (In Thousands)

Cash and Cash Equivalents                           $133,121        $100,973

Securities Available For Sale                        243,914         196,829

Securities Held For Investment (Market Value
 $9,744,000 in 1995; and $9,280,000 in 1994)           9,769           9,869

Loans:
    Commercial                                       199,184         105,281
  Real Estate:
    Residential                                      439,209         405,618
    Commercial                                       260,047         214,103
    Construction                                      12,402           7,281
                                                   ---------       ---------
      Total Real Estate                              711,658         627,002
    Consumer                                         141,831         140,677
                                                   ---------       ---------
Total Loans                                        1,052,673         872,960
  Less:  Allowance for Possible Loan Losses          (23,546)        (19,099)
                                                   ---------       ---------
Net Loans                                          1,029,127         853,861
                                                   ---------       ---------
Loans Held for Sale                                    6,768           2,870
Premises and Equipment, Net                           18,041          17,864
Intangible Assets, Net                                11,781               -
Accrued Interest Receivable                           11,284           9,906
Other Real Estate Owned                                2,312           1,288
Net Deferred Tax Asset                                11,640          11,969
Other Assets                                          11,909           8,479
                                                   ---------       ---------
Total Assets                                      $1,489,666      $1,213,908
                                                   =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                            $183,176        $180,481
  Certificates of Deposit $100,000 and Over           63,131          69,885
  Savings and Other Time                             997,413         819,832
                                                   ---------       ---------
Total Deposits                                     1,243,720       1,070,198
                                                   ---------       ---------
Short-Term Borrowings                                 95,669          22,650
Accrued Expenses and Other Liabilities                24,532          22,750
                                                   ---------       ---------
Total Liabilities                                  1,363,921       1,115,598
                                                   ---------       ---------
Stockholders' Equity:
  Common Stock - $1 Par Value
    Authorized - 30,000,000 Shares
    Issued - 8,487,016 Shares in 1995; and
     8,099,870 in 1994                                 8,487           8,100
  Surplus                                             58,333          49,863
  Retained Earnings                                   63,440          55,755
Treasury Stock - At Cost, 293,934 Shares in 1995;
      710,346 in 1994                                 (3,966)         (9,586)
Net Unrealized Loss on Securities Available for Sale,
  Net of Taxes of $169,000 in 1995; and $3,077,000
   in 1994                                              (465)         (5,718)
Unearned Portion of Employee Restricted Stock            (84)           (104)
                                                   ---------       ---------
Total Stockholders' Equity                           125,745          98,310
                                                   ---------       ---------
Total Liabilities and Stockholders' Equity        $1,489,666      $1,213,908
                                                   =========       =========

Certain amounts for 1994 have been reclassified to conform with 1995 classifications.

The accompanying notes are an integral part of these consolidated financial statements.